EXHIBIT 10.1

CONFORMED COPY

MANAGEMENT AGREEMENT

between

CROWN CASTLE TOWERS LLC AND

THE SUBSIDIARIES THEREOF LISTED ON THE SIGNATURE PAGES,

collectively, as Owners,

and

CROWN CASTLE USA, INC.

as Manager

Dated as of June 8, 2005

i

LIST OF SCHEDULES AND EXHIBITS

Schedule I	List of Tower Sites
Exhibit A	Initial Budget
Exhibit B	Form of Manager Report

ii

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT is entered into as of June 8, 2005 (the “Effective Date”) by and between each of the entities listed on the signature pages hereto under the heading “Owners” (collectively, the “Owners”) and Crown Castle USA, Inc., a Pennsylvania corporation (the “Manager”).

SECTION 1. Definitions. All capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Indenture. As used in this Agreement, the following terms shall have the following meanings:

“Administrative Services” has the meaning specified in Section 4.

“Affiliate” has the meaning specified in the Indenture.

“Agreement” means this Management Agreement together with all amendments hereof and supplements hereto.

“Asset Entities” has the meaning specified in the Indenture.

“Budget” means the Operating Budget or the CapEx Budget.

“Business Day” has the meaning specified in the Indenture.

“CapEx Budget” has the meaning specified in the Indenture.

“Capital Expenditures” has the meaning specified in the Indenture.

“Collateral Account” has the meaning specified in the Indenture.

“DSCR” has the meaning specified in the Indenture.

“Easement” has the meaning specified in the Indenture.

“Effective Date” has the meaning specified in the first paragraph of this Agreement.

“Environmental Laws” has the meaning specified in the Indenture.

“ERISA” means the Employee Retirement Income Security Act of 1974, and all rules and regulations promulgated thereunder.

“Expiration Date” means July 8, 2005, as such date may be extended from time to time pursuant to Section 20.

“Extension Notice” has the meaning specified in Section 20.

“FAA” means the Federal Aviation Administration.

“FCC” means the Federal Communications Commission.

“Ground Leases” has the meaning specified in the Indenture.

“Hazardous Material” has the meaning specified in the Indenture.

“Impositions” has the meaning specified in the Indenture.

“Impositions and Insurance Reserve” has the meaning specified in the Indenture.

“Indenture” means the Indenture dated as of the date hereof among the Issuers named therein and JPMorgan Chase Bank, N.A. as Indenture Trustee.

“Indenture Trustee” has the meaning specified in the Indenture.

“Issuer Entity” means Crown Castle Towers LLC, a Delaware limited liability company.

“Insurance Policies” has the meaning specified in the Indenture.

“Insurance Premiums” has the meaning specified in the Indenture.

“Lock Box Accounts” has the meaning specified in the Indenture.

“Managed Tower Site” means a Tower Site subject to a Tower Site Management Agreement.

“Management Fee” has the meaning specified in Section 10.

“Manager” has the meaning specified in the first paragraph of this Agreement.

“Master Agreement” means a master lease agreement, master license agreement or comparable agreement applicable to a Tenant lease, license or similar arrangement related to the use of capacity on more than one Tower Site, and shall include the site license agreements, site designation supplements, annexes, schedules, supplements or similar instruments pursuant to which a particular Tower Site is made subject to such Master Agreement.

“Material Adverse Effect” has the meaning specified in the Indenture.

“Operating Account” has the meaning specified in Section 7(a).

“Operating Budget” has the meaning specified in the Indenture.

“Operating Expenses” has the meaning specified in the Indenture.

“Operating Revenues” has the meaning specified in the Indenture.

“Operation Standards” means the standards for the performance of the Services set forth in Section 5.

“Other Activities” has the meaning specified in Section 18.

“Owners” has the meaning specified in the first paragraph of this Agreement.

“Payment Date” has the meaning specified in the Indenture.

“Permitted Investments” has the meaning specified in the Indenture.

“Permitted Operations” has the meaning specified in Section 18.

“Person” has the meaning specified in the Indenture.

“Rating Agencies” has the meaning specified in the Indenture.

“Rating Agency Confirmation” has the meaning specified in the Indenture.

“Receipts” has the meaning specified in the Indenture.

“Records” has the meaning specified in Section 12.

“Servicer” has the meaning specified in the Servicing Agreement.

“Services” means, collectively, the Tower Site Management Services and the Administrative Services.

“Servicing Agreement” means the Servicing Agreement dated as of the date hereof, by and between the Indenture Trustee and the Servicer.

“Space License” has the meaning specified in the Indenture and shall in any event include all Master Agreements.

“Tenant” means a tenant or licensee under a Space License.

“Term” has the meaning specified in Section 20.

“Tower Site Management Agreement” has the meaning specified in the Indenture.

“Tower Site Management Services” has the meaning specified in Section 3.

“Tower Sites” means each tower, rooftop or other telecommunication site operated by the Asset Entities, including those listed on Schedule I hereto as modified from time to time pursuant to Section 19.

“Transaction Documents” has the meaning specified in the Indenture.

References to “Articles”, “Sections”, “Subsections”, “Exhibits” and “Schedules” shall be to Articles, Sections, Subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in this Section 1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, “hereof”, “herein”, “hereto”, “hereunder” and the like mean and refer to this Agreement as a whole and not merely to the specific article, section, subsection, paragraph or clause in which the respective word appears; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and any reference to any statute or regulation may include any amendments of same and any successor statutes and regulations. Further, (i) any reference to any agreement or other document may include subsequent amendments, assignments, and other modifications thereto, and (ii) any reference to any Person may include such Person’s respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons.

SECTION 2. Appointment; Authority of Certain Owners. On the terms and conditions set forth therein, each Owner hereby engages the Manager to perform the Services as described herein. The Manager hereby accepts such engagement. The Manager is an independent contractor, and nothing in this Agreement or in the relationship of any Owner and the Manager shall constitute a partnership, joint venture or any other similar relationship.

SECTION 3. Tower Site Management Services. During the Term, the Manager shall, subject to the terms hereof, perform those functions reasonably necessary to maintain, market, operate, manage and administer the Tower Sites (collectively, the “Tower Site Management Services”), all in accordance with the Operation Standards. Without limiting the generality of the foregoing, the Manager will have the following specific duties in relation to the Tower Sites:

(a) Marketing/Leasing of Tower Sites. The Manager shall use commercially reasonable efforts to market and procure Space Licenses with third party customers for the Tower Sites, including locating potential Tenants, negotiating Space Licenses with such Tenants and executing and/or brokering Space Licenses as agent for the Owners. The Manager shall have complete authority to negotiate all of the terms of each Space License, both economic and non-economic, as well as complete authority to negotiate and execute amendments and other modifications thereto in the name of or on behalf of the Owners; provided, however, that the terms of any Space License or amendment or modification thereof shall be on commercially reasonable terms and in accordance with the Operation Standards. In furtherance of the foregoing, the Owners specifically authorize the Manager to develop, operate and maintain marketing materials, including an internet website, pursuant to which the Tower Sites will be marketed as an integrated network (including other telecommunication facilities owned or operated by the Manager or its Affiliates other than the Owners), recognizing that such marketing efforts may not identify the particular Owner of a particular Tower Site.

(b) Tower Site Operations. The Manager shall monitor and manage each Owner’s property rights associated with the Tower Sites, make periodic inspections of the Tower Sites for needed repairs, arrange for all such repairs the Manager determines to be necessary or appropriate, and otherwise provide for the maintenance of the Tower Sites, including using commercially reasonable efforts to ensure that Tenants install their equipment in accordance with the terms of the relevant Space License and that all Tower Sites are maintained in compliance in all material respects with FAA and FCC regulations, any other applicable laws, rules and regulations, the terms of any applicable Ground Lease, Easement and Tower Site Management Agreement. The Manager shall arrange for all utilities, services, equipment and supplies necessary for the management, operation, maintenance and servicing of the Tower Sites in accordance with the terms and conditions of the Space Licenses, the Tower Site Management Agreements and applicable law. All utility contracts shall be in the name of the applicable Owner with all notices to be addressed to such Owner in care of the Manager, at the Manager’s address. The Manager shall perform on behalf of each Owner any obligation reasonably required of such Owner pursuant to any utility contract, Tower Site Management Agreement, agency agreement, or other agreement related to the Tower Sites (other than the payment of amounts due from the Owners thereunder, which payments shall be paid out of the Operating Account as provided herein). If any Owner is obligated to or otherwise undertakes any alterations or improvements to a Tower Site, the Manager shall arrange for such alteration or improvement on the Owner’s behalf and at the Owner’s expense.

(c) Administration of Space Licenses. The Manager shall, on behalf of the Owners (i) maintain a database of the Space Licenses indicating, for each Space License, the amount of all payments due from the Tenant thereunder, the dates on which such payments are due and, in the case of a Managed Tower Site, the amount of all payments due to or from the counterparty under the relevant Tower Site Management Agreement, (ii) invoice all Rents and Receipts due under the Tower Site Management Agreements and Space Licenses and otherwise with respect to the Tower Sites, in each case to the extent required by such agreements and licenses, and use commercially reasonable efforts to collect all such Receipts and Rents and other amounts due under the Space Licenses and the Tower Site Management Agreements and otherwise, (iii) perform all services required to be performed by the Owners under the terms of the Space Licenses and the Tower Site Management Agreements and (iv) otherwise use commercially reasonable efforts to ensure compliance on the part of the Tenants and the Owners with the terms of each Space License and Tower Site Management Agreement, all in accordance with the Operation Standards. Each Owner hereby authorizes the Manager to take any action the Manager deems to be necessary or appropriate to enforce the terms of each Space License and Tower Site Management Agreement in accordance with the Operation Standards, including, but not limited to, the right to exercise (or not to exercise) any right such Owner may have to collect Rent and other amounts due under the Space Licenses (whether through judicial proceedings or otherwise), to terminate any Space License and/or to evict any Tenant. The Manager shall also have the right, in accordance with the Operation Standards, to compromise, settle, and otherwise resolve claims and disputes with regard to Space Licenses and Tower Site Management Agreements. The Manager may agree to any modification, waiver or amendment of any term of, forgive any payment on, and permit the release of any Tenant on, any Space License pertaining to the Tower Sites as it may determine to be necessary or appropriate in accordance with the Operation Standards.

(d) Compliance with Law, Etc. The Manager will take such actions within its reasonable control as may be necessary to comply in all material respects with any and all laws, ordinances, orders, rules, regulations, requirements, permits, licenses, certificates of occupancy, statutes and deed restrictions applicable to the Tower Sites. Without limiting the generality of the foregoing, the Manager shall use commercially reasonable efforts to apply for, obtain and maintain, in the name of the respective Owners, or, if required, in the name of the Manager, the licenses and permits reasonably required for the operation of the Tower Sites as telecommunications sites, or for the management, marketing and operation of the Tower Sites (including such licenses required to be obtained from the FAA and the FCC). The cost of complying with this paragraph shall be the responsibility of the Owners, shall be considered an Operating Expense, shall be included in the Operating Budget and will be payable out of the Operating Account.

(e) On the day that is three (3) Business Days prior to each Payment Date, the Manager will furnish to the Issuer Entity and the Servicer a report (the “Manager Report”) in substantially the form attached as Exhibit B with respect to the periods specified therein. In addition, the Manager will, from time to time upon request, furnish to each Rating Agency such additional information pertaining to the Tower Sites as such Rating Agency may reasonably request.

SECTION 4. Administrative Services. During the Term of this Agreement, the Manager shall, subject to the terms hereof, provide to each Owner the following administrative services in accordance with the Operation Standards (collectively, the “Administrative Services”):

(i) provide to the Owners clerical, bookkeeping and accounting services, including maintenance of general records of the Owners and the preparation of monthly financial statements, as necessary or appropriate in light of the nature of the Owners’ business and the requirements of the Indenture and the other Transaction Documents;

(ii) maintain accurate books of account and records of the transactions of each Owner, render statements or copies thereof from time to time as reasonably requested by such Owner and assist in all audits of such Owner;

(iii) prepare and file, or cause to be prepared and filed, all franchise, withholding, income and other tax returns of such Owner required to be filed by it and arrange for any taxes owing by such Owner to be paid to the appropriate authorities out of funds of such Owner available for such purpose, all on a timely basis and in accordance with applicable law;

(iv) administer such Owner’s performance under the Indenture and the other Transaction Documents, including (A) preparing and delivering on behalf of such Owner such opinions of counsel, officers’ certificates, financial statements, reports, notices and other documents as are required under such Indenture and the other Transaction Documents and (B) holding, maintaining and preserving such Indenture and the other Transaction Documents and books and records relating to such Indenture and the other Transaction Documents and the transactions contemplated or funded thereby, and making such books and records available for inspection in accordance with the terms of such Indenture and the other Transaction Documents;

(v) take all actions on behalf of such Owner as may be necessary or appropriate in order for such Owner to remain duly organized and qualified to carry out its business under applicable law, including making all necessary or appropriate filings with federal, state and local authorities under corporate and other applicable statutes; and

(vi) managing all litigation instituted by or against such Owner, including retaining on behalf of and for the account of such Owner legal counsel to perform such services as may be necessary or appropriate in connection therewith and negotiating any settlements to be entered into in connection therewith.

(b) The Owners acknowledge that, for tax purposes, the Manager will allocate the value of its services among the Owners on a basis determined by the Manager in its reasonable discretion and the Owners agree to be bound by such allocation and to file tax returns on a basis consistent with such allocation.

SECTION 5. Operation Standards. The Manager shall perform the Services in accordance with and subject to the terms of the Indenture and the other Transaction Documents, the Space Licenses, the Tower Site Management Agreements, the Ground Leases, Easements, and applicable law and, to the extent consistent with the foregoing, (i) using the same degree of care, skill, prudence and diligence that the Owners employed in the management of their Tower Sites and operations prior to the date hereof and that the Manager uses for other sites it manages and (ii) with the objective of maximizing revenue and minimizing expenses on the Tower Sites. The Tower Site Management Services shall be of a scope and quality not less than those generally performed by first class professional managers of properties similar in type and quality to the Tower Sites and located in the same geographical market areas as the Tower Sites. The Manager hereby acknowledges that it has received a copy of the Indenture and the other Transaction Documents and agrees not to take any action or fail to take any action that would cause the Owners to be in default thereunder.

SECTION 6. Authority of Manager. During the Term, the parties recognize that the Manager will be acting as the exclusive agent of the Owners with regard to the Services described herein. Each Owner hereby grants to the Manager the exclusive right and authority, and hereby appoints the Manager as its true and lawful attorney-in-fact, with full authority in the place and stead of such Owner and in the name of such Owner, to negotiate, execute, implement or terminate, as circumstances dictate, for and on behalf of such Owner, any and all Space Licenses, Ground Leases, Tower Site Management Agreements, easements, contracts, permits, licenses, registrations, approvals, amendments and other instruments, documents, and agreements as the Manager deems necessary or advisable in accordance with the Operation Standards. In addition, the Manager will have full discretion in determining whether to commence litigation on behalf of an Owner, and will have full authority to act on behalf of each Owner in any litigation proceedings or settlement discussions commenced by or against any Owner. Each Owner shall promptly execute such other or further documents as the Manager may from time to time reasonably request to more completely effect or evidence the authority of the Manager hereunder, including the delivery of such powers of attorney (or other similar authorizations) as the Manager may reasonably request to enable it to carry out the Services hereunder. Notwithstanding anything herein to the contrary, the Manager shall not have the right or power, and in no event shall it have any obligation, to institute, or to join any other Person in instituting, or to authorize a trustee or other Person acting on its behalf or on behalf of others to institute, any bankruptcy, reorganization, arrangement, insolvency, liquidation or receivership proceedings under the laws of the United States of America or any state thereof with respect to any Owner.

SECTION 7. Operating Account; Receipts.

(a) Operating Account. On or prior to the Effective Date, the Manager shall establish, and at all times during the Term of this Agreement shall maintain, one or more operating bank accounts in the name of an Owner and/or on behalf of one or more Owners (such account or accounts being the “Operating Account”). The Owners shall deposit or cause to be deposited funds into the Operating Account for the payment of Capital Expenditures and Operating Expenses (other than Impositions and Insurance Premiums that are to be paid from (and to the extent of) available cash on deposit in the Impositions and Insurance Reserve, pursuant to the Indenture) in accordance with the amounts and timing set forth in the Budgets. At all times during the Term of this Agreement the Manager shall have full access to the Operating Account for the purposes set forth herein, and all checks or disbursements from the Operating Account will require only the signature of the Manager. Funds may be withdrawn by Manager from the Operating Account only (i) to pay Operating Expenses and Capital Expenditures in accordance with the terms hereof, (ii) to withdraw amounts deposited in error and (iii) if the Manager determines, in accordance with the Operation Standards, that the amount on deposit in the Operating Account exceeds the amount required to pay the Operating Expenses and Capital Expenditures as the same become due and payable, to make such other distributions as the Issuer Entity may direct. The Manager may direct any institution maintaining the Operating Account to invest the funds held therein in one or more Permitted Investments as the Manager may select in its discretion. All interest and investment income realized on funds deposited therein shall be deposited to the Operating Account.

(b) Receipts. The Manager shall cause all Receipts for each Asset Entity to be deposited directly into the applicable Lock Box Account as required by the Indenture and the other Transaction Documents as soon as practicable. The Manager shall cause the Asset Entities which are not Issuers to make monthly distributions into the Collection Account no later than the last Business Day of each month and as otherwise permitted by the operational agreements of such Asset Entities. To the extent that the Manager holds any Receipts or monies of the Asset Entities which are not Issuers that are required to be distributed into the Collection Account, whether in accordance with this Agreement or otherwise, the Manager shall be deemed to hold the same in trust for the benefit of the Indenture Trustee. The Manager acknowledges that (i) the Issuers are obligated under the Transaction Documents to direct all tenants and other persons obligated to pay any rents, operating expenses, taxes, other receipts, profits or other sums payable to the Issuers directly to the Lock Box Accounts for deposit into the Collection Account and (ii) the Asset Entities which are not Issuers have directed substantially all tenants (and shall direct any tenants they are or become aware have not been so directed) and other persons obligated to pay any rents, operating expenses, taxes, other receipts, profits or other sums payable to such Asset Entities to pay such amounts directly to lock box accounts maintained for such Asset Entities. The Manager agrees to comply (and to cooperate with the Asset Entities in complying) with such requirements and directions, and Manager agrees to give no direction to any tenant or other person in contravention of such requirements or directions, nor otherwise cause any rents or other receipts to be paid to the Asset Entities, the Manager, or any other person, whether at the direction of the Asset Entities or otherwise. In the event Manager shall for any reason receive any of the aforementioned rents, operating expenses, taxes, other receipts, profits or other sums payable to the Asset Entities, the Manager shall deposit the same within two (2) Business Days of receipt into the applicable Lock Box Account or lock box account, as the case may be. The Manager hereby disclaims any and all interests in the Collection Account, the Lock Box Account, the lock box accounts (and any Sub-Accounts thereof) and in any of the rents, operating expenses, taxes, other receipts, profits or other sums payable to the Asset Entities. Upon written notice from the Indenture Trustee or the Servicer that an Event of Default has occurred under the Indenture and/or other Transaction Documents, the Manager agrees to apply rents, operating expenses, taxes, other receipts, profits or other sums payable to the Asset Entities as instructed by the Servicer (and in the case of the Asset Entities that are not Issuers, subject to the provisions of their respective operating agreements).

SECTION 8. Budgets. Contemporaneously with the execution and delivery of this Agreement, the Manager and the Owners have agreed on an initial Operating Budget and CapEx Budget for the current calendar year, copies of which are attached as Exhibit A. On or before February 15 of each year, the Manager shall deliver to the Issuer Entity and the Servicer an Operating Budget and CapEx Budget for such year (in each case presented on a monthly and annual basis). The Operating Budget shall identify and set forth the Managers’ reasonable estimate, after due consideration, of all Operating Expenses on a line-item basis consistent with the form of Operating Budget attached as Exhibit A. Each of the parties hereto acknowledges and agrees that the Operating Budget and the CapEx Budget represent an estimate only, and that actual Operating Expenses and Capital Expenditures may vary from those set forth in the applicable Budget. In the event the Manager determines, in accordance with the Operation Standards, that the actual Operating Expenses or Capital Expenditures for any year will materially differ from those set forth in the applicable Budget for such year, such Budget shall, at the request of the Manager and subject to the Indenture and the other Transaction Documents, be modified or supplemented as appropriate to reflect such differences. The Manager acknowledges that, from and after the Anticipated Repayment Date, all Operating Budgets and CapEx Budgets shall be subject to Servicer’s reasonable approval as and to the extent required by the Indenture and the other Transaction Documents. The Manager will furnish a copy of each Budget to the Servicer at the times required by the Indenture and the other Transaction Documents.

SECTION 9. Operating Expenses and Capital Expenditures.

(a) The Manager is hereby authorized to incur Operating Expenses and to make Capital Expenditures on behalf of the Owners, the necessity, nature and amount of which may be determined in Manager’s discretion in accordance with the Operation Standards. The Manager shall use commercially reasonable efforts to incur Operating Expenses and to make Capital Expenditures within the limits prescribed by the Budgets; provided that the Manager may at any time incur Operating Expenses and make Capital Expenditures in amounts that exceed the Operating Expenses or Capital Expenditures, as the case may be, specified in the applicable Budget if and to the extent that the Manager determines in accordance with the Operation Standards that it is necessary or advisable to do so.

(b) The Manager shall maintain accurate records with respect to each Tower Site reflecting the status of real estate and personal property taxes, Ground Lease payments, Easement payments, insurance premiums and other Operating Expenses payable in respect thereof and shall furnish to the Issuer Entity and the Servicer from time to time such information regarding the payment status of such items as the Issuer Entity or the Servicer may from time to time reasonably request. The Manager shall arrange for the payment of all such real estate and personal property taxes, Ground Lease payments, Easement payments, insurance premiums and other Operating Expenses as the same become due and payable out of funds available for that purpose in the Imposition and Insurance Reserve or the Operating Account, as applicable. All Operating Expenses will be funded through the Imposition and Insurance Reserve or the Operating Account, as applicable, and the Manager shall have no obligation to subsidize, incur, or authorize any Operating Expense that cannot, or will not be paid by or through the Imposition and Insurance Reserve or the Operating Account. If the Manager determines that the funds on deposit in the Imposition and Insurance Reserve and the Operating Account are not sufficient to pay all Operating Expenses related to the Tower Sites as the same shall become due and payable, the Manager shall notify the Issuer Entity, the Servicer and the Indenture Trustee of the amount of such deficiency and, subject to the applicable provisions of the Indenture and other Transaction Documents, the Owners shall deposit the amount of such deficiency therein as soon as practicable. In the event of any such deficiency, the Manager may, in its sole discretion, elect to pay such Operating Expenses out of its own funds, but shall have no obligation to do so. The Owners, jointly and severally, shall be obligated to pay or reimburse the Manager for all such Operating Expenses paid by the Manager out of its own funds together with interest thereon at the Advance Rate (as defined in the Servicing Agreement).

SECTION 10. Compensation. In consideration of the Manager’s agreement to perform the Services described herein, during the Term hereof, the Owners hereby jointly and severally agree to pay to the Manager a fee (the “Management Fee”), on each Payment Date, equal to 10% of the Operating Revenues for the immediately preceding calendar month. On the day that is 3 (three) Business Days prior to each Payment Date, the Manager shall report to the Owners the Management Fee then due and payable based on the best information regarding Operating Revenues for the immediately preceding calendar month then available to it. If the Manager subsequently determines that Management Fee so paid to it was less than what should have been paid (based on a re-computation of the Operating Revenues for such calendar month), then the Management Fee due on the next Payment Date following the date of such determination shall be increased by the amount of the underpayment. If the Manager subsequently determines that Management Fee so paid to it was higher than what should have been paid (based on a re-computation of the Operating Revenues for such calendar month), then the Management Fee due on the next Payment Date following the date of such determination shall be reduced by the amount of the overpayment. Upon the expiration or earlier termination of this Agreement as set forth in Section 20, the Manager shall be entitled to receive, on the next succeeding Payment Date, the portion of the Management Fee which was earned by the Manager through the effective date of such expiration or termination (such earned portion being equal to the product at (a) the total Management Fee that would have been payable for the month in which such expiration or termination occurred had this Agreement remained in effect multiplied by (b) a fraction, the numerator of which is the number of days in such month through the effective of such expiration or termination, and the denominator of which is the total number of days in such month). The Manager shall be entitled to no other fees or payments from the Owners as a result of the termination or expiration of this Agreement in accordance with the terms hereof. All expenses necessary to the performance of the Manager’s duties (other than Operating Expenses, which are payable by the Owners and other expenses specifically identified herein to be paid by the Owners) will be paid from the Manager’s own funds.

SECTION 11. Employees. The Manager shall employ, supervise and pay at all times a sufficient number of capable employees as may be necessary for the Manager to perform the Services hereunder in accordance with the Operation Standards. All employees of Manager will be employed at the sole cost of the Manager. All matters pertaining to the employment, supervision, compensation, promotion, and discharge of such employees are the sole responsibility of Manager, who is, in all respects, the employer of such employees. To the extent the Manager, its designee, or any subcontractor negotiates with any union lawfully entitled to represent any such employees, it shall do so in its own name and shall execute any collective bargaining agreements or labor contracts resulting therefrom in its own name and not as an agent for any Owner. The Manager shall comply in all material respects with all applicable laws and regulations related to workers’ compensation, social security, ERISA, unemployment insurance, hours of labor, wages, working conditions, and other employer-employee related subjects. The Manager is independently engaged in the business of performing management and operation services as an independent contractor. All employment arrangements in connection with the Manager’s performance of the Services hereunder are therefore solely the Manager’s concern and responsibility, and the Owners shall have no liability with respect thereto.

SECTION 12. Books, Records and Inspections. The Manager shall, on behalf of the Owners, keep such materially accurate and complete books and records pertaining to the Tower Sites and the Services as may be necessary or appropriate under the Operation Standards. Such books and records shall include all Space Licenses, Tower Site Management Agreements, Ground Leases, Easements, corporate records, monthly summaries of all accounts receivable and accounts payable, maintenance records, Insurance Policies, receipted bills and vouchers (including, but not limited to tax receipts, vouchers, and invoices), and other documents and papers pertaining to the Tower Sites. All such books and records (“Records”) shall be kept in an organized fashion and in a secure location and separate from records relating to Other Activities. During the Term, the Manager shall afford to the Owners, the Servicer and the Indenture Trustee access to any Records relating to the Tower Sites and the Services within its control, except to the extent it is prohibited from doing so by applicable law or the terms of any applicable obligation of confidentiality or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Owners. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Manager designated by it.

SECTION 13. Insurance Requirements.

(a) Owner Insurance. The Manager shall maintain, on behalf of the Owners, all Insurance Policies required to be maintained by the Owners pursuant to the Indenture and other Transaction Documents and such other Insurance Policies as the Manager shall determine to be necessary or appropriate in accordance with the Operation Standards. The Manager shall prepare and present, on behalf of the Owners, claims under any such insurance policy in a timely fashion in accordance with the terms of such policy. Any payments on such policy shall be made to the Manager as agent of and for the account of the Owners (and on behalf of the Owners, for the benefit of and to be held in trust for the Indenture Trustee to the extent provided in the Indenture), except as otherwise required by the Indenture and other Transaction Documents. All such payments shall be applied in accordance with the Indenture and the other Transaction Documents or, if the Indenture and the other Transaction Documents do not specify an application, shall be deposited into the Operating Account. The Manager shall provide to the Indenture Trustee and the Servicer on behalf of the Owners such evidence of insurance and payments of the premiums thereof required pursuant to the Owners’ obligations under Section 7.05 of the Indenture.

(b) Manager’s Insurance. The Manager shall maintain, at its own expense, a commercial crime policy and professional liability insurance policy. Any such commercial crime policy and professional liability insurance shall protect and insure the Manager against losses, including forgery, theft, embezzlement, errors and omissions and negligent acts of the employees of the Manager and shall be maintained in a form and amount consistent with customary industry practices for managers of properties such as the Tower Sites. The Manager shall be deemed to have complied with this provision if one of its respective Affiliates has such commercial crime policy and professional liability policy and the coverage afforded thereunder extends to the Manager. Annually, upon request of the Issuer Entity, the Indenture Trustee, or the Servicer, the Manager shall cause to be delivered to the Issuer Entity, the Indenture Trustee and the Servicer a certification evidencing coverage under such commercial crime policy and professional liability insurance policy. Any such commercial crime policy or professional liability insurance policy shall not be cancelled without ten days’ prior written notice to the Issuer Entity, the Indenture Trustee and the Servicer. In cases where any Owner and Manager maintain insurance policies that duplicate coverage, then the policies of such Owner shall provide primary coverage and Manager’s policies shall be excess and non-contributory.

SECTION 14. Environmental.

(a) None of the Owners is aware of any material violations of Environmental Laws at the Tower Sites.

(b) The Manager shall not consent to the installation, use or incorporation into the Tower Sites of any Hazardous Materials in violation of applicable Environmental Laws and shall not consent to the discharge, dispersion, release, or storage, treatment, generation or disposal of any pollutants or toxic or Hazardous Materials in material violation of Environmental Law and covenants and agrees to take reasonable steps to comply in all material respects with the Environmental Laws.

(c) Manager covenants and agrees (i) that it shall advise the Issuer Entity, the Indenture Trustee and the Servicer in writing of each notice of any material violation of Environmental Law of which Manager has actual knowledge, promptly after Manager obtains actual knowledge thereof, and (ii) to deliver promptly to the Issuer Entity, the Indenture Trustee and the Servicer copies of all communications from any Federal, state and local governmental authorities received by Manager concerning any such violation and Hazardous Material on, at or about the Tower Sites.

SECTION 15. Cooperation. Each Owner and the Manager shall cooperate with the other parties hereto in connection with the performance of any responsibility required hereunder, under the Transaction Documents, or otherwise related to the Tower Sites or the Services. In the case of the Owners, such cooperation shall include (i) executing such documents and/or performing such acts as may be required to protect, preserve, enhance, or maintain the Tower Sites or the Operating Account, (ii) executing such documents as may be reasonably required to accommodate a Tenant or its installations, (iii) furnishing to the Manager, on or prior to the Effective Date, all keys, key cards or access codes required in order to obtain access to the Tower Sites, (iv) furnishing to the Manager, on or prior to the Effective Date, all books, records, files, abstracts, contracts, Space Licenses, Tower Site Management Agreements, materials and supplies, budgets and other Records relating to the Tower Sites or the performance of the Services and (v) providing to the Manager such other information as Manager considers reasonably necessary for the effective performance of the Services. In the case of the Manager, such cooperation shall include cooperating with the Indenture Trustee, the Servicer, potential purchasers of any of the Tower Sites, appraisers, sellers of tower sites, auditors and their respective agents and representatives, with the view that such parties shall be able to perform their duties efficiently and without interference.

SECTION 16. Representations and Warranties of Manager. The Manager makes the following representations and warranties to the Owners all of which shall survive the execution, delivery, performance or termination of this Agreement:

(a) The Manager is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

(b) The Manager’s execution and delivery of, performance under, and compliance with this Agreement, will not violate the Manager’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

(c) The Manager has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(d) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Manager, enforceable against the Manager in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e) The Manager is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Manager’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Manager to perform its obligations under this Agreement or the financial condition of the Manager.

(f) The Manager’s execution and delivery of, performance under and compliance with, this Agreement do not breach or result in a violation of, or default under, any material indenture, mortgage, deed of trust, agreement or instrument to which the Manager is a party or by which the Manager is bound or to which any of the property or assets of the Manager are subject.

(g) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Manager of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

(h) No litigation is pending or, to the best of the Manager’s knowledge, threatened against the Manager that, if determined adversely to the Manager, would prohibit the

Manager from entering into this Agreement or that, in the Manager’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Manager to perform its obligations under this Agreement or the financial condition of the Manager.

SECTION 17. Representations and Warranties of Owners. Each Owner makes the following representations and warranties to the Manager all of which shall survive the execution, delivery, performance or termination of this Agreement:

(a) Such Owner is a limited liability company or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b) Such Owner’s execution and delivery of, performance under, and compliance with this Agreement, will not violate such Owner’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

(c) Such Owner has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(d) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Owner, enforceable against such Owner in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e) Such Owner is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Owner’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of such Owner to perform its obligations under this Agreement or the financial condition of such Owner.

(f) Such Owner’s execution and delivery of, performance under and compliance with, this Agreement do not breach or result in a violation of, or default under, any material indenture, mortgage, deed of trust, agreement or instrument to which such Owner is a party or by which such Owner is bound or to which any of the property or assets of such Owner are subject.

(g) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by such Owner of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

(h) No litigation is pending or, to the best of such Owner’s knowledge, threatened against such Owner that, if determined adversely to such Owner, would prohibit such Owner from entering into this Agreement or that, in such Owner’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of such Owner to perform its obligations under this Agreement or the financial condition of such Owner.

SECTION 18. Other Activities. The Manager hereby covenants and agrees that it (i) shall not engage in any business or activities except the management of tower sites as contemplated hereunder or under other management agreements with Affiliates of the Manager and/or third parties not affiliated with the Manager or any Owner and in business activities other than but related to the management of wireless telecommunications facilities (including the development and operation of such facilities) (“Permitted Activities”), (ii) shall not incur any indebtedness or other liabilities except for (A) obligations hereunder, under other management agreements (including salaries and benefits of its officer and employees) and obligations incurred in the ordinary course of business in connection with its Permitted Activities and (iii) that it shall comply in all material respects with the provisions of its corporate charter and by-laws. The Owners hereby acknowledge and agree that the Manager may engage in Permitted Activities and, as a result, the Manager may engage in business activities that are in competition with the business of the Owners in respect of the Tower Sites. Nothing in this Agreement shall in any way preclude the Manager or its Affiliates, subsidiaries, officers, employees and agents from engaging in any Permitted Activity (including the operation, maintenance, leasing and/or marketing of telecommunications sites for itself or for others), even if, by doing so, such activities could be construed to be in competition with the business activities of the Owners; provided that (i) if the Manager arranges for a Space License of a telecommunication site with a tenant that is also a tenant under a Space License with an Owner, such new Space License will be separate from and independent of the Space License(s) between the tenant and such Owner, (ii) unless a Tower Site has been disposed of by an Owner in accordance with the Indenture and other Transaction Documents, the Manager will not solicit a tenant to transfer its Space License from a Tower Site owned, leased or managed by an Owner to a telecommunication site owned, leased or managed by a Person that is not an Owner and (iii) in all cases the Manager shall perform its duties and obligations hereunder in accordance with the Operations Standards notwithstanding any potential conflicts of interest that may arise, including any relationship that the Manager may have with any other owners of telecommunication sites that it manages.

SECTION 19. Removal or Substitution of Tower Sites. If during the Term of this Agreement an Owner assigns or otherwise transfers all of its right, title and interest in and to any Tower Site to a Person other than another Owner or the Indenture Trustee or a designee of the Indenture Trustee (whether pursuant to a taking under the power of eminent domain or otherwise) or otherwise ceases to have an interest in a Tower Site, this Agreement shall terminate (as to that Tower Site only) on the date of such assignment or transfer and the Owners shall promptly deliver to Manager an amended Schedule I reflecting the removal of such Tower Site from the scope of this Agreement. Upon the termination of this Agreement as to a particular Tower Site, the Manager and the respective Owner of such Tower Site shall be released and discharged from all liability hereunder with respect to such Tower Site for the period from and after the applicable termination date (except for rights and obligations hereunder that are expressly stated to survive such termination) and the Manager shall have no further obligation to perform any Tower Site Management Services with respect thereto from and after such date. In addition, the Owners may at any time add any additional Tower Site to Schedule I in connection with a substitution or property addition permitted under the terms of the Indenture, and other Transaction Documents. Upon such substitution or property addition, the Owners shall promptly deliver to Manager an amended Schedule I reflecting the addition of such Tower Site, whereupon the Manager shall assume responsibility for the performance of the Tower Site Management Services hereunder with respect to such Tower Site.

SECTION 20. Term of Agreement.

(a) Term. This Agreement shall be in effect during the period (the “Term”) commencing on the date hereof and ending at 5:00 p.m. (New York time) on the Expiration Date, unless sooner terminated in accordance with the provisions of this Section 20. The Expiration Date under this Agreement may be extended from time to time at the option of the Issuer Entity (or the Servicer on its behalf), acting in its sole and absolute discretion, for successive 30-day periods by written notice to that effect to the Manager from the Issuer Entity (or the Servicer on its behalf) delivered on or prior to the then-current Expiration Date (an “Extension Notice”). Each of the Owners and Manager agrees that if the Issuer Entity fails to deliver an Extension Notice to the Manager by the Expiration Date, the Manager shall, on such Expiration Date, provide the Servicer with notice of such failure and the Servicer shall have ten (10) Business Days following its receipt of such notice to deliver an Extension Notice to the Manager, and upon delivery of such Extension Notice the Expiration Date shall be extended to the date falling 30 days after the Expiration Date as in effect immediately prior to such Extension Notice. Upon delivery of an Extension Notice, the then-current Expiration Date shall be automatically extended to the date specified therein without any further action by any party.

(b) Termination for Cause The Issuer Entity (or the Indenture Trustee or the Servicer on its behalf) shall have the right, upon notice to the Manager, to terminate this Agreement: (i) upon the declaration by the Indenture Trustee of an “Event of Default” under (and as defined in) the Indenture, (ii) if the DSCR falls to less than 1.10x as of the end of any calendar quarter and the Servicer reasonably determines, pursuant to the Servicing Agreement and the Indenture, that such decline in the DSCR is primarily attributable to acts or omissions of the Manager rather than factors affecting the Owners’ industry generally, (iii) if the Manager has engaged in fraud, gross negligence or willful misconduct arising from or in connection with its performance under this Agreement or (iv) if the Manager defaults in the performance of the Services hereunder and, with respect to the events specified in clauses (iii) and (iv) such event (A) could reasonably be expected to have a Material Adverse Effect and (B) remains unremedied for thirty days after the Manager receives written notice thereof from the Servicer; provided, however, if such default is reasonably susceptible of cure, but not within such thirty-day period, then the Manager shall be permitted up to an additional sixty days to cure such default provided that the Manager diligently and continuously pursues such cure.

(c) Automatic Termination for Bankruptcy, Etc. If the Manager or any Owner files a petition for bankruptcy, reorganization or arrangement, or makes an assignment for the benefit of the creditors or takes advantage of any insolvency or similar law, or if a receiver or trustee is appointed for the assets or business of the Manager or any Owner and is not discharged within ninety (90) days after such appointment, then this Agreement shall terminate automatically; provided that if any such event shall occur with respect to less than all of the Owners, then this Agreement will terminate solely with respect to the Owner or Owners for which such event has occurred and the respective Tower Sites owned, leased or managed by such Owner(s). Upon the termination of this Agreement as to a particular Owner, the Manager and such Owner shall be released and discharged from all liability hereunder for the period from and after the applicable termination date (except for rights and obligations hereunder that are expressly stated to survive any termination) and the Manager shall have no further obligation to perform any Services for such Owner or any Tower Sites owned, leased or managed by such Owner from and after such date.

(d) Resignation By Manager. Unless and until the Indenture has terminated in accordance with its terms and all Obligations due and owing thereunder and under the other Transaction Documents have been fully satisfied, the Manager shall not resign from the obligations and duties hereby imposed on it hereunder except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which can be taken to make the performance of its duties hereunder permissible under applicable law. Any such determination under clause (d)(i) above permitting the resignation of the Manager shall be evidenced by an opinion of counsel (who is not an employee of the Manager) to such effect delivered, and in form and substance reasonably satisfactory, to the Issuer Entity and the Servicer. From and after the date on which the Indenture has terminated in accordance with its terms and all Obligations due and owing thereunder and under the other Transaction Documents have been fully satisfied, the Manager shall have the right in its sole and absolute discretion, upon thirty days’ prior written notice to the Issuer Entity and the Servicer, to resign at any time from the obligations and duties hereby imposed on it. This Agreement shall terminate on the effective date of any resignation of the Manager permitted under this paragraph (d).

SECTION 21. Duties Upon Termination. Upon the expiration or termination of the Term, the Manager shall have no further right to act for any Owner or to draw checks on the Operating Account and shall promptly (i) furnish to the Issuer Entity or its designee all keys, key cards or access codes required in order to obtain access to the Tower Sites, (ii) deliver to the Issuer Entity or its designee (x) all rent, income, tenant security deposits and other monies due or belonging to the Owners under this Agreement but received after such termination or (y) any monies or reserves held by the Manager on behalf of the Indenture Trustee, (iii) deliver to the Issuer Entity or its designee all books, files, abstracts, contracts, Space Licenses, materials and supplies, budgets and other Records relating to the Tower Sites or the performance of the Services and (iv) upon request, assign, transfer, or convey, as required, to the respective Owners all service contracts and personal property relating to or used in the operation and maintenance of the Tower Sites, except any personal property which was paid for and is owned by Manager. The Manager shall also, for a period of six months after such expiration or termination, make itself available to consult with and advise the Owners and the Servicer regarding the operation and maintenance of the Tower Sites or otherwise to facilitate an orderly transition of management to a new manager of the Tower Sites. This Section 21 shall survive the expiration or earlier termination of this Agreement (whether in whole or part).

SECTION 22. Indemnities.

(a) The Owners jointly and severally agree to indemnify, defend and hold Manager harmless from and against, any and all suits, liabilities, damages, or claims for damages (including any reasonable attorneys’ fees and other reasonable costs and expenses relating to any such suits, liabilities or claims), in any way relating to the Tower Sites, the Manager’s performance of the Services hereunder, or the exercise by the Manager of the powers or authorities herein or hereafter granted to the Manager, except for those actions, omissions and breaches of Manager in relation to which the Manager has agreed to indemnify the Owners pursuant to Section 22(b).

(b) The Manager agrees to indemnify, defend and hold the Owners harmless from and against any and all suits, liabilities, damages, or claims for damages (including any reasonable attorneys’ fees and other reasonable costs and expenses relating to any such suits, liabilities or claims), in any way arising out of (i) any acts or omissions of the Manager or its agents, officers or employees in the performance of the Services hereunder constituting fraud, negligence or willful misconduct or (ii) any material breach of any representation or warranty made by the Manager hereunder.

(c) “Indemnified Party” and “Indemnitor” shall mean the Manager (and its employees, directors, officers, agents, representatives and shareholders) and Owners, respectively, as to Section 22(a) and shall mean the Owners and Manager, respectively, as to Section 22(b). If any action or proceeding is brought against an Indemnified Party with respect to which indemnity may be sought under this Section 22, the Indemnitor, upon written notice from the Indemnified Party, shall assume the investigation and defense thereof, including the employment of counsel and payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the Indemnitor shall not be required to pay the fees and expenses of such separate counsel unless such separate counsel is employed with the written approval and consent of the Indemnitor, which shall not be unreasonably withheld or refused.

(d) The indemnities in this Section 22 shall survive the expiration or termination of the Agreement.

SECTION 23. Miscellaneous.

(a) Amendments. No amendment, supplement, waiver or other modification of this Agreement shall be effective unless in writing and executed and delivered by the Manager and the Owner sought to be bound thereby; provided that, until the Indenture has been terminated in accordance with its terms and all Obligations due and owing thereunder and under the other Transaction Documents have been fully satisfied, any material amendment, supplement, waiver or other modification of this Agreement shall also require the consent of the Servicer, the Indenture Trustee and Rating Confirmations from each Rating Agency. No failure by any party hereto to insist on the strict performance of any obligation, covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy available upon a breach of this Agreement, shall constitute a waiver of any of the terms of this Agreement. The Manager shall not be bound by any amendment, supplement, or other modification to any other Transaction Document which is materially adverse to the Manager unless the Manager has consented thereto, however the Manager’s consent shall not otherwise be required as a condition for any such amendment, supplement, or other modification to be effective for all other purposes.

(b) Notices. Any notice or other communication required or permitted hereunder shall be in writing and may be delivered personally or by commercial overnight carrier, telecopied or mailed (postage prepaid via the US postal service) to the applicable party at the following address (or at such other address as the party may designate in writing from time to time); however, any such notice or communication shall be deemed to be delivered only when actually received by the party to whom it is addressed:

(1) To any Owner	510 Bering Drive
Suite 500
Houston, TX 77057

(2) To Manager:	510 Bering Drive
Suite 500
Houston, TX 77057

(c) Assignment, Etc. The provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. None of the rights, interests, duties, or obligations created by this Agreement may be assigned, transferred, or delegated in whole or in part by the Manager or any Owner, and any such purported assignment, transfer, or delegation shall be void; provided, however, that (i) the Owners may assign this Agreement to the Indenture Trustee and grant a security interest in their rights and interests hereunder pursuant to the Indenture and the other Transaction Documents and (ii) the Manager may, in accordance with the Operation Standards, utilize the services of third-party service providers to perform all or any portion of its Services hereunder, provided, further, that the Manager may not use any third party service provider to prepare any Manager Reports or (except insurance agents) to perform any Services described in Section 9(b) or Section 13(a), without the prior written consent of the Servicer (such consent not to be unreasonably withheld). Notwithstanding the appointment of a third-party service provider, the Manager shall remain primarily liable to the Owners to the same extent as if the Manager were performing the Services alone, and the Manager agrees that no additional compensation shall be required to be paid by the Owners in connection with any such third-party service provider.

(d) Entire Agreement; Severability. This Agreement constitutes the entire agreement between the parties hereto, and no oral statements or prior written matter not specifically incorporated herein shall be of any force or effect. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

(e) Limitations on Liability.

(i) Notwithstanding anything herein to the contrary, neither the Manager nor any director, officer, employee or agent of the Manager shall be under any liability to the Owners or any other Person for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Manager against any liability to the Owners, the Servicer or the Indenture Trustee for the material breach of a representation or warranty made by the Manager herein or against any liability which would otherwise be imposed on the Manager solely attributable to the Manager’s fraud, negligence or willful misconduct in the performance of the Services hereunder.

(ii) No party will be liable to any other for special, indirect, incidental, exemplary, consequential or punitive damages, or loss of profits, arising from the relationship of the parties or the conduct of business under, or breach of, this Agreement.

(iii) Notwithstanding any other provision of this Agreement or any rights which the Manager might otherwise have at law, in equity, or by statute, any liability of an Owner to the Manager shall be satisfied only from such Owner’s interest in the Tower Sites, the Space Licenses, the Tower Site Management Agreements, the Insurance Policies and the proceeds thereof, and then only to the extent that such Owner has funds available to satisfy such liability in accordance with the Indenture, the related Cash Management Agreement and the other Transaction Documents, (any such available funds being hereinafter referred to as “Available Funds”). In the event the Available Funds of an Owner are insufficient to pay in full any such liabilities of an Owner, the excess of such liabilities over such Available Funds shall not constitute a claim (as defined in the United States Bankruptcy Code) against such Owner unless and until a proceeding of the type described in Section 23(i) is commenced against such Owner by a party other than the Manager.

(iv) No officer, director, employee, agent, shareholder, member or Affiliate of any Owner or the Manager (except, in the case of an Owner, for Affiliates that are also Owners hereunder) shall in any manner be personally or individually liable for the obligations of any Owner or the Manager hereunder or for any claim in any way related to this Agreement or the performance of the Services.

(v) The provisions of this Section 23(e) shall survive the expiration or earlier termination of this Agreement (whether in whole or in part).

(f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

(g) Confidentiality. Each party hereto agrees to keep confidential (and (a) to cause its respective officers, directors and employees to keep confidential and (b) to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the parties hereto shall be permitted to disclose Information (i) to the extent required by the Transaction Documents, applicable laws and regulations or by any subpoena or similar legal process, (ii) as requested by Rating Agencies, (iii) to the extent the Manager reasonably determines disclosure is necessary or advisable to perform services contemplated by this Agreement, (iv) to the extent provided in the Private Offering Memorandum relating to the Notes issued under the Indenture, (v) to the parties to the Indenture who are subject to the confidentiality provisions contained therein and (vi) to actual or prospective Tenants. For the purposes of this paragraph (g), the term “Information” shall mean the terms and provisions of this Agreement and all financial statements, certificates, reports, Records, agreements and information (including the Space Licenses, the Tower Site Management Agreements and all analyses, compilations and studies based on any of the foregoing) that relate to the Tower Sites or the Services, other than any of the foregoing that are or become publicly available other than by a breach of the confidentiality provisions contained herein.

(h) Issuer Entity as Agent. Each of the Owners hereby appoints the Issuer Entity to serve as its representative and agent to act, make decisions, and grant any necessary consents or approvals hereunder, collectively, on behalf of such Owner. Each Owner hereby authorizes the Issuer Entity to take such action as agent on its behalf and to exercise such powers as are delegated to the Issuer Entity by the terms hereof, together with such powers as are reasonably incidental thereto.

(i) No Petition. Prior to the date that is one year and one day after the date on which the Indenture has been terminated in accordance with its terms and all Obligations thereunder and under the other Transaction Documents have been fully satisfied, the Manager shall not institute, or join any other Person in instituting, or authorize a trustee or other Person acting on its behalf or on behalf of others to institute, any bankruptcy, reorganization, arrangement, insolvency, liquidation or receivership proceedings under the laws of the United States of America or any state thereof against any Owner.

(j) Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to effect the construction of, or to be taken into consideration in interpreting, this Agreement.

(k) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall constitute an original, but all of which when taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

Manager:

CROWN CASTLE USA, INC.

By:	/s/ Jay Brown
Name:	Jay Brown
Title:	Vice President

Owners:

CROWN CASTLE TOWERS LLC

By:	/s/ Jay Brown
Name:	Jay Brown
Title:	Vice President

CROWN CASTLE SOUTH LLC

By:	/s/ Jay Brown
Name:	Jay Brown
Title:	Vice President

CROWN COMMUNICATION INC.

By:	/s/ Jay Brown
Name:	Jay Brown
Title:	Vice President

CROWN CASTLE PT INC.

By:	/s/ Jay Brown
Name:	Jay Brown
Title:	Vice President

CROWN COMMUNICATION NEW YORK, INC.

By:	/s/ Jay Brown
Name:	Jay Brown
Title:	Vice President

CROWN CASTLE INTERNATIONAL CORP. DE PUERTO RICO

By:	/s/ Jay Brown
Name:	Jay Brown
Title:	Vice President

CROWN CASTLE GT HOLDING SUB LLC

By:	/s/ Jay Brown
Name:	Jay Brown
Title:	Vice President

CROWN CASTLE ATLANTIC LLC

By:	/s/ Jay Brown
Name:	Jay Brown
Title:	Vice President